                                                                   EXHIBIT 2.1.6

                                   FORM OF
                             COBALT NETWORKS, INC.

                      DECLARATION OF REGISTRATION RIGHTS

     This Declaration of Registration Rights ("Declaration") is made as of ___, 2000, by Cobalt Networks, Inc., a Delaware corporation ("Parent"), for the benefit of shareholders of Chili!Soft, Inc., a California corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Reorganization dated as of March 22, 2000 (the "Reorganization Agreement"), among the Company, Parent and Blue Tortilla Acquisition Corp., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), and pursuant to the related Merger Agreement (the "Merger Agreement") between the Company and Merger Sub and in consideration of such shareholders' approving the principal terms of the Reorganization Agreement and the transactions contemplated thereby.

     WHEREAS, it is a condition to the Company's obligation to consummate the Merger, that Parent enter into this Agreement:

        1.  Definitions.  As used in this Declaration:
            -----------

            (a) "Effective Date" means the date of acceptance by the California
                 --------------
Secretary of State of the Merger Agreement.

            (b) "Exchange Act" means the Securities Exchange Act of 1934, as
                 ------------
amended.

            (c) "Form S-1" means such form under the Securities Act as is in
                 --------
effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC, which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

            (d) "Holder" means a shareholder of the Company to whom shares of
                 ------
Common Stock of Parent are issued pursuant to the Reorganization Agreement and the Merger Agreement or a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 6 of this Declaration.

            (e) "Registrable Securities" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, and for all Holders the sum of the Registrable Securities held by them; provided, however, that such shares of Parent Common
                         --------  -------
Stock held by a particular Holder shall cease to be Registrable Securities (i) after a registration statement on Form S-1 with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement and with Section 2 hereof or (ii) at such time as such Holder is able to sell such shares (including all Registrable Securities held by Affiliates of such

Holder, as defined pursuant to Rule 144 of the Securities Act) in their entirety within a single 90 day period under Rule 144 of the Securities Act.

          (f)  "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          (g)  "SEC" means the United States Securities and Exchange Commission.
                ---

     Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

        2. Registration on Form S-1. In the event that Parent does not obtain an
           ------------------------
exemption from registration pursuant to Section 3(a)(10) of the Securities Act prior to the Effective Date or Parent, Company and the Holder agree to withdraw Parent's application to obtain a Section 3(a)(10) permit prior to the Effective
Date:

          (a) Parent shall use its best efforts to cause the Registrable Securities then held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC on the Effective Date, a registration statement on Form S-1 (or any successor form to Form S-1, or if Form S-1 is not available, another appropriate form) covering all Registrable Securities no later than the later to occur of (i) the date 45 days after the date that Parent and the Company mutually agree that the Registrable Securities will not be issued pursuant to a
Section 3(a)(10) permit or (ii) the Effective Time; provided, that (i) each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement, (ii) audited financial statements of the Company for the period ended December 31, 1999 are available and (iii) the Parent shall have used its reasonable best efforts to obtain a waiver, and the holders of rights to require the Parent to register shares of the Parent's Common Stock shall have waived such rights; such requirements are conditions precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

          (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2(a) hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing (and shall request acceleration of effectiveness of such registration statement by the SEC no later than 24 hours after receiving notice from the SEC that it will not review the registration statement or that any SEC comments have been resolved to the satisfaction of the SEC) and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the 12 month anniversary of the Effective Date; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

        3. Suspension of Prospectus. Under any registration statement filed
           ------------------------
pursuant to Section 2 hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement and that immediate disclosure of such information would be materially detrimental to the Company. In the event of the delivery of the notice described above by Parent, Parent shall use its reasonable best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not be exercised by Parent more than two times in any four month period and shall not exceed 60 days in the aggregate (during the period the registration statement is otherwise required to remain effective specified in Section 2(b) above) and no longer than 20 days as to any single delay.

        4. Expenses. All of the out-of-pocket expenses incurred in connection
           --------
with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, the Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees and the reasonable fees and disbursements of Parent's outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions).

        5. Indemnification. In the event of any offering registered pursuant to
           ---------------
this Declaration:

           (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a "Seller Indemnified Party"), with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable to any Seller
        --------  -------
Indemnified Party to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by any Seller Indemnified Party to Parent in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers who have signed the registration statement and its legal counsel and independent accountants, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each a "Parent Indemnified Party"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall
         --------  -------
be limited to an amount equal to the gross proceeds (after deducting reasonable commissions) received by each such Holder of Registrable Securities sold as contemplated herein.

           (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is compared as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

           (d) The obligations of Parent and each Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

           (e) Notwithstanding the foregoing, to the extent the provisions of this Section 5 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

        6. Limitation on Assignment of Registration Rights. The rights to cause
           -----------------------------------------------
Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder unless such a transfer is to shareholders, partners or retired partners, or members or retired members of a Holder (including spouses and ancestors, lineal descendants, and siblings of such shareholders, partners, members or spouses who acquire Registrable Securities by right, will or intestate succession) or with the prior consent of Parent. Prior to a permitted transfer of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Declaration shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

        7. Information by Holder. The Holder or Holders of Registrable
           ---------------------
Securities included in any registration shall furnish to Parent such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

        8. Reports Under Exchange Act. Subject to Section 2 of this Agreement,
           --------------------------
Parent agrees to:

           (a) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

           (b) furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-1 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent.

        9. Amendment of Registration Rights. Holders of a majority of the
           --------------------------------
Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

        10. Governing Law. This Declaration shall be governed in all respects by
            -------------
and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Declaration of Registration Rights is executed as of the date first above written.


                                 COBALT NETWORKS, INC.



                                 By:
                                    ______________________________________
                                    Stephen W. DeWitt
                                    Chief Executive Officer and President